Exhibit 5.1

February 19, 2020

Green Thumb Industries Inc.

325 West Huron Street, Suite 412

Chicago, Illinois 60654

Re: Registration on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Green Thumb Industries Inc., a corporation organized under the Business Corporations Act (British Columbia) (the “Company”), in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the issuance of 19,511,409 Subordinate Voting Shares, no par value per share (“Subordinate Voting Shares”), available for issuance pursuant to awards under the Green Thumb Industries Inc. 2018 Stock and Incentive Plan, as amended (the “Stock and Incentive Plan”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the shares of Subordinate Voting Shares to be issued and sold pursuant to the Stock and Incentive Plan (the “Shares”).

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the Registration Statement, the Stock and Incentive Plan, the Company’s Amended and Restated Articles (the “Articles”) and the Company’s Notice of Articles, as amended (the “Notice of Articles”). We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties to all documents.

In rendering the opinion expressed below, we have assumed that prior to the issuance of any of the Shares; there will exist under the Articles and the Notice of Articles the requisite number of authorized but unissued Subordinate Voting Shares. In addition, we have assumed that (i) option grants or stock awards under the Stock and Incentive Plan will have been duly authorized and issued by the Company in accordance with the terms of the Stock and Incentive Plan and any relevant agreements thereunder and in accordance with the Articles and the Notice of Articles and applicable British Columbia law, (ii) the resolutions authorizing the Company to issue the Shares in accordance with the terms and conditions of the Stock and Incentive Plan will remain in effect and unchanged at all times during which the Shares are issued by the Company, and (iii) the Registration Statement, and any amendments thereto, at the time of issuance of the Shares, will continue to be effective under the Securities Act.

Our opinion is expressed only with respect to the Business Corporations Act (British Columbia). We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal, provincial or state securities law, rule or regulation.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act, and (ii) the Shares are issued and delivered against receipt by the Company of payment therefor in accordance with the terms of the Stock and Incentive Plan and any relevant agreements thereunder, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Dentons Canada LLP

Dentons Canada LLP